EXHIBIT 23.1


   MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
           PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the registrations statement on Form SB2 of BARRICODE, INC, of our report dated May 22, 2007 on our audit of the financial statements of BARRICODE, INC as of January 31, 2007 and April 30, 2006, and the related statements of operations, stockholders' equity and cash flows from inception April 3, 2006 through January 31, 2007 and for the period then ended, and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
Moore & Associates Chartered
Las Vegas, Nevada
June 8, 2007






               2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NV 89146
                         (702)253-7511 FAX (702)253-7501